SECURITIES AND EXCHANGE COMMISSION
                    Washington, DC  20549



                          FORM 8-K


PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                       Date of Report
                     November 30, 1999


                 TIME FINANCIAL SERVICES, INC.
     (Exact name of registrant as specified in its charter)



                          NEVADA
         (State or jurisdiction of incorporation)

                     	 33-22264-FW
                 (Commission File Number)

                       33-0317819
             (IRS Employer Identification #)


        1182 North Tustin Street, Orange, CA 		 92806
    (Address of principal executive offices)		(Zip Code)

 Registrant's telephone number, including area code: (714) 288-5901


Item 5.  Other Information


Time Financial Services, Inc. (OTC BB - TIMF) has signed a Letter of Intent to acquire Holoworld, Inc. a privately held multi-themed restaurant-entertainment company headquartered in Woodland Hills, California.

Holoworld builds and operates unique 20,000 square foot multi-themed restaurant entertainment complexes geared toward the entire family.
Each facility features multi-themed eating areas, gift shops, video games, virtual reality games, motion theaters, miniature golf, laser tag maze and a multitude of special effects.

Currently, Holoworld operates facilities in Pasadena, California, and has a facility under construction in Denver, Colorado. Holoworld anticipates opening additional facilities in Houston, Texas, Camarillo, California, Aliso Viejo, California, Las Vegas, Nevada, and Orlando, Florida.

Under the terms of the letter of intent, Time Financial Services, Inc.
will acquire 100 percent of the issued and outstanding shares of Holoworld, Inc. pursuant to the terms and conditions of a definitive Share Exchange agreement.

It is the intention that all of the issued and outstanding shares of Holoworld shall be acquired by Time Financial Services, Inc. in a "reverse merger" whereby Holoworld shareholders will hold approximately 90 percent of the post-merger shares.

Time Financial Services, Inc, through its subsidiary, Time Lending, California (TLC) is a mortgage and real estate broker. In addition to mortgages, TLC buys and sells real property in California and Nevada, and also has a direct mail marketing division.

Additionally, the Letter of Intent calls for Time Financial Services, Inc.
to spin-off or dividend to the shareholders the Time Lending, California subsidiary shortly after the acquisition is complete.
Certain statements in this 8-K may constitute "forward-looking" statements within the meaning of Section 21E of the Securities and Exchange Commission act of 1934. Such forward-looking statements involve risks, uncertainties, and other factors, which may cause the actual results, performance, achievements expressed or implied by such forward-looking statements to differ.




                    SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         11/30/99						Time Financial Services, Inc.
          (Date)							(Registrant)



                 						Michael F. Pope
                 						(Signature)


                 						Philip C. LaPuma
                 						(Signature)